UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
___________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026

___________________________________________________
Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
Invesco Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”) and our assets and activities.
August 1, 2026 Transaction Price
The transaction price for each share class is equal to such share class's NAV per share as of June 30, 2026. A detailed calculation of the NAV per share is set forth below.
June 30, 2026 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at 833-834-4924. The Adviser is ultimately responsible for determining our NAV. Our properties have been appraised and our commercial mortgage loans and debt have been valued in accordance with our valuation guidelines and such appraisals and valuations were prepared or reviewed by our independent valuation advisors. We have included a breakdown of the components of total NAV and NAV per share for June 30, 2026.

Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E, Class N, Class S-PR and Class K-PR shares, as well as partnership interests of Invesco REIT Operating Partnership L.P. (the “Operating Partnership” or “INREIT OP”) held by Invesco REIT Special Limited Partner L.L.C. (the “Special Limited Partner”). The following table provides a breakdown of the major components of our total NAV as of June 30, 2026:

$ in thousands, except share/unit data
Components of NAV	June 30, 2026
Investments in real estate	$1,050,666
Investments in unconsolidated entities	161,456
Investments in real estate-related securities	26,904
Investments in commercial loans	197,867
Investment in affiliated fund	7,249
Cash and cash equivalents	35,726
Restricted cash	4,980
Other assets	5,015
Mortgage notes, revolving credit facility, secured lending agreement and financing obligation, net	(461,581)
Subscriptions received in advance	(697)
Other liabilities	(26,828)
Accrued performance participation allocation	(1,263)
Management fee payable	(775)
Accrued stockholder servicing fees	(22)
Non-controlling interests in joint-ventures	(351,652)
Net asset value	$647,045
Number of outstanding shares/units	23,590,277

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2026:

in thousands, except share/unit data
NAV Per Share/Unit	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Class S-PR Shares	Class K-PR Shares	Operating Partnership Units(1)	Total
Net asset value	$6,966	$12,597	$13,330	$95,526	$34,745	$433,950	$29,997	$19,782	$152	$647,045
Number of outstanding shares/units	266,898	482,566	510,341	3,636,306	1,224,573	15,617,727	1,112,560	733,937	5,369	23,590,277
NAV Per Share/Unit as of June 30, 2026	$26.0994	$26.1045	$26.1190	$26.2702	$28.3732	$27.7857	$26.9625	$26.9527	$28.3732
(1)Includes the partnership interest of the Operating Partnership held by the Special Limited Partner.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that (1) a stockholder would be able to realize the NAV per shares for the shares a stockholder owns if the stockholder attempts to sell its shares; (2) a stockholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company; (3) shares of our common stock would trade at their NAV per share on a national securities exchange; (4) a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of the shares; or (5) the NAV per share would equate to a market price of an open-ended real estate fund.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30, 2026 direct real estate investment valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.2%	5.8%
Office	9.5%	7.3%
Industrial	7.8%	5.8%
Self-Storage	7.6%	5.8%
Multifamily	7.5%	5.5%
Student Housing	8.0%	5.8%
Retail	8.4%	7.3%
Manufactured Housing Community	9.6%	5.6%

These assumptions are determined by our independent valuation advisor and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Industrial	Self-Storage	Multifamily	Student Housing	Retail	Manufactured Housing Community
Discount Rate (weighted average)	0.25% decrease	1.9%	1.8%	2.0%	1.9%	1.9%	1.9%	1.8%	1.9%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.8)%	(1.9)%	(1.9)%	(1.9)%	(1.8)%	(1.8)%	(1.9)%
Exit Capitalization Rate (weighted average)	0.25% decrease	2.8%	2.0%	2.9%	2.7%	3.0%	2.7%	1.9%	3.0%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.6)%	(1.9)%	(2.6)%	(2.5)%	(2.7)%	(2.5)%	(1.8)%	(2.7)%
Update on Our Assets and Activities
As of June 30, 2026, our direct real estate investments represent 79% of gross assets and include 70 real estate properties totaling approximately 11.4 million square feet located in 32 markets throughout the U.S., with a weighted average occupancy rate of 94%. Our private real estate credit allocation includes four investments representing approximately 17% of gross assets. As of June 30, 2026, our leverage ratio was 29%.
On July 1, 2026, we acquired a 100% interest in Imperial Beach Self-Storage, an 85% occupied, 626-unit storage facility located in La Habra, California, for a purchase price of $15.6 million inclusive of acquisition-related costs.
Quarter-to-date through June 30, 2026, we raised gross proceeds of $33.3 million in our registered and private offerings, including sales through our DST Program and reinvestments under our distribution reinvestment plan. The aggregate dollar amount of common stock repurchases requested for April, May and June was $11.6 million. We fulfilled all repurchase requests that were made.
Update on Portfolio
The following table provides a summary of our real estate portfolio as of June 30, 2026:

$ in thousands	Number of Properties / Instruments	Square Feet / Units / Beds / Lots	Occupancy Rate	Gross Asset Value(1)	Percentage of Gross Asset Value(2)
Industrial	15	2,607,344 sq. ft.	87%	$336,170	31%
Healthcare	20	1,030,397 sq. ft.	95%	172,543	16%
Multifamily	3	739 units	95%	168,408	15%
Office	2	181,517 sq. ft.	97%	87,283	8%
Student Housing	1	833 beds	90%	82,348	8%
Self-Storage	8	468,375 sq. ft.	87%	82,311	8%
Retail	1	138,610 sq. ft.	96%	60,462	6%
Manufactured Housing Community	5	383 lots	92%	45,259	4%
Other(3)	15	5,147,690 sq. ft.	94%	60,619	6%
Total	70			$1,095,403	100%
(1)Based on fair value as of June 30, 2026. Gross Asset Value consists of $862.2 million of our allocable share of consolidated real estate properties and $233.2 million of our allocable share of the gross real estate value held by unconsolidated entities, in each case excluding the value of any third-party interests in such real estate investments.
(2)Percentage of gross asset value is measured as the asset value of real estate investments for each category (Healthcare, Industrial, Office, Multifamily, Retail, Self-Storage, Student Housing, Manufactured Housing Community, Other) against the total asset value of all real estate investments, excluding the value of any third-party interests in such real estate investments.

(3)Other includes non-controlling interests in retail properties through our interest in ITP Investments LLC.
Market Diversification. The following table sets forth the top five geographic allocations of our direct real estate portfolio based on fair values as of June 30, 2026:

$ in thousands	Number of Properties	Gross Asset Value in Real Estate Properties(1)	Percentage of Gross Asset Value
Northeast	7	$215,220	20%
Southeast	16	174,378	16%
Mideast	5	156,483	14%
Mountain	6	152,440	14%
Pacific	9	125,373	11%
Other	27	271,509	25%
	70	$1,095,403	100%
(1)Based on fair value as of June 30, 2026. Gross Asset Value excludes the value of any third-party interests in such real estate properties.
Lease Expirations. As of June 30, 2026, the weighted-average remaining term of our total leased commercial portfolio was approximately 5.3 years based on leased square footage, excluding renewal options. The following schedule details the expiring leases at our consolidated office, industrial, and retail properties, as well as our unconsolidated healthcare properties by square footage as of June 30, 2026. The table below excludes our self-storage, multifamily, manufactured housing and student housing properties as substantially all leases at such properties expire within 12 months.

Year	Number of Expiring Leases	Square Feet(1)	% of Total Square Feet Expiring
2026	35	161,481	5%
2027	35	333,875	11%
2028	38	85,114	3%
2029	50	684,950	23%
2030	38	264,004	9%
2031	20	223,531	8%
2032	17	81,861	3%
2033	14	98,455	3%
2034	18	326,990	11%
2035	14	493,483	17%
Thereafter	25	194,617	7%
Total	304	2,948,360	100%
(1)Square feet is presented at our pro rata share.
The information disclosed in the last paragraph under the heading “Update on Our Assets and Activities” and under the heading “Update on Portfolio” under this Item 8.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: July 17, 2026